Exhibit 99.1

For Immediate Release	Contact: Dennis J. Simonis
President & CEO
September 15, 2009	Telephone: (808) 969-8052

ML MACADAMIA ORCHARDS, L.P.

APPOINTS NEW DIRECTOR

Hilo, Hawaii - - ML Macadamia Orchards, L.P. (OTCQX: NNUT) announced today that the Board of Directors of ML Resources, Inc., its General Partner, elected Bradford C. Nelson as a director effective October 1, 2009. Mr. Nelson has been Chief Financial Officer of Seemorgh Investments, Inc, a company owned by Mr. Fred Ebrahimi, since January 2007 and has served as an officer and director of a group of companies in the U.S., Europe and Asia owned by the Ebrahimi family since 2002. Mr. Ebrahimi is owner of more than 35% of the Class A units of ML Macadamia Orchards, L.P.  Prior to working for the Ebrahimi family, Mr. Nelson held various positions as chief financial officer, vice president and director of private and public companies. He received his B.S.B.A. — Finance and Masters — Accountancy from the University of Denver and is a C.P.A. in Colorado.

ML Macadamia Orchards, L.P. is the world’s largest grower of macadamia nuts, owning or leasing 4,190 acres of orchards on the island of Hawaii.

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